Exhibit 99.1

Planar Announces Fiscal Second Quarter 2013 Financial Results

Company reports 80% year over year growth in quarterly sales of Digital Signage products

BEAVERTON, Ore. – May 6, 2013 – Planar Systems, Inc. (NASDAQ: PLNR), a global leader in digital display technology, recorded sales of $39.4 million and GAAP loss per share of $0.06 in its second fiscal quarter ended March 29, 2013. On a Non-GAAP basis (see reconciliation table), loss per share was $0.03 in the second quarter of fiscal 2013.

“I am pleased we were able to exceed our expectations for both revenue and earnings for the second quarter of 2013,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “We were able to grow revenue over 20 percent, excluding EL product line revenue, compared to the second quarter of 2012, buoyed by 80 percent growth in sales of Digital Signage products.”

SUMMARY OF BUSINESS HIGHLIGHTS

•	Sales of Digital Signage products and Touch Monitors totaled $18.7 million, representing 71 percent growth compared with the second fiscal quarter of 2012

•	Unveiled an all new website optimized for wide-screen desktop, touch and mobile devices for a better engagement and overall user experience

•	Announced Planar® UltraRes™, a new line of Ultra HD resolution displays uniquely designed to help professionals across industries reap value from high-resolution information

•	Honored with Products of the Year, Best New Product Awards at Digital Signage Expo 2013

•	Planar Mosaic and Planar UltraLux Series are recognized by Signage Solutions Magazine and Digital Signage Magazine

•	Released 3D BIM Models of LCD Displays and Video Walls through Autodesk Seek enabling architects, engineers and designers to easily integrate 3D BIM models of Planar displays into building plans

SECOND QUARTER FISCAL 2013 RESULTS

The Company’s total revenue increased 5 percent compared to the second quarter of fiscal 2012. As previously announced, the Company sold the assets comprising its Electroluminescent (EL) product line during the first quarter of 2013. Excluding revenue associated with EL products, the Company’s total revenue increased 22 percent compared with the second quarter of fiscal 2012. Sales of Digital Signage products totaled $13.4 million in the second quarter of 2013, an 80 percent increase from the same period a year ago. This increase was driven by higher sales of tiled LCD systems and signage monitors, which increased 78 percent and 128 percent respectively compared with the same period a year ago. The Company continues to experience increased demand for its digital signage products as both the number of customers as well as the product portfolio have expanded. Sales of Commercial and Industrial (C&I) products declined 14 percent (increased 4 percent without EL) to $26.0 million compared with the same quarter a year ago. This decrease was primarily driven by lower sales of EL displays and high-end home products, partially offset by increased sales of rear-projection cubes and touch monitors which grew 17 and 51 percent respectively compared to the same period a year ago.

The Company’s consolidated gross profit margin, as a percentage of sales, (on a Non-GAAP basis) was 20.4 percent in the second quarter of 2013, up from 19.3 percent in the second quarter of 2012 (see reconciliation table). The increase in gross profit margin, as a percent of sales, from the previous year was primarily due to a favorable mix of product sales, with a greater portion of total revenue derived from sales of higher margin tiled LCD systems and rear-projection cubes.

Total operating expenses (on a Non-GAAP basis) for the second quarter of 2013 decreased $3.4 million, or 27 percent, to $9.4 million compared with the same quarter a year ago, as expenses declined in all functions as a result of cost reduction measures implemented in fiscal 2012.

The Company’s cash balance decreased $6.4 million sequentially to $12.9 million at the end of the second fiscal quarter of 2013 compared to the end of the first quarter of fiscal 2013. The decrease in cash was primarily caused by a decrease in accounts payable and the loss incurred in the quarter, partially offset by decreases in inventory and accounts receivable.

BUSINESS OUTLOOK

Looking forward, the Company remains committed to transforming its business to be more focused on becoming profitable and on markets that are growing, such as digital signage. As part of the Company’s on-going effort to improve efficiency, the Company recently completed the consolidation of its US manufacturing operations into a single facility. As a result, the Company expects to record a $2.4 million restructuring charge in third quarter of 2013, comprised of a $0.3 million non-cash charge for leasehold improvements and other property, plant and equipment associated with the vacated facility and the remaining $2.1 million charge representing the estimated present value of future lease payments, less an assumption for sub-lease income. Additionally, the Company expects sequential growth in sales of Digital Signage and Touch products in the third quarter of 2013, partially offset by sequential decline in sales of various other Commercial and Industrial products. Therefore, the Company currently anticipates revenue and Non-GAAP earnings, excluding the restructuring charge mentioned above, in the third quarter of fiscal 2013 to be similar to the second quarter of fiscal 2013. The Company also continues to expect the second half and full fiscal year of 2013 to be profitable on a Non-GAAP basis.

Results of operations and the business outlook will be discussed in a conference call today, May 6, 2013, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s website, www.planar.com, or through numerous other investor sites, and will be available for replay until June 6, 2013. The Company intends to post on its website a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems Inc. (NASDAQ: PLNR) is a global leader in display and digital signage technology, providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar video walls, large format LCD displays, interactive touch screen monitors and many other solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue, revenue growth, restructuring charges and Non-GAAP earnings/profitability for the third quarter, second half, and full fiscal year in 2013 and the other statements made under the heading “Business Outlook,”. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of natural disasters like the recent earthquakes and tsunami in Japan; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Kim Brown Planar Systems, Inc. 503.748.6724 kim.brown@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, gains or losses on the sale of assets, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	Mar. 29, 2013	Mar. 30, 2012	Mar. 29, 2013	Mar. 30, 2012
Sales	$39,441	$37,542	$83,616	$85,250
Cost of Sales	31,429	30,335	64,595	67,532

Gross Profit	8,012	7,207	19,021	17,718
Operating Expenses:
Research and development, net	1,828	2,767	3,855	5,486
Sales and marketing	5,044	6,706	10,104	13,643
General and administrative	2,913	3,701	6,326	7,780
Amortization of intangible assets	148	175	295	350
Restructuring	—	518	194	518
Loss (gain) on sale of assets	(177)	—	1,314	—

Total Operating Expenses	9,756	13,867	22,088	27,777
Income (Loss) from operations	(1,744)	(6,660)	(3,067)	(10,059)
Non-operating income (expense):
Interest, net	48	6	65	6
Foreign exchange, net	95	(163)	(13)	263
Other, net	181	279	296	321

Net non-operating income (expense)	324	122	348	590
Income (loss) before taxes	(1,420)	(6,538)	(2,719)	(9,469)
Provision (benefit) for income taxes	(140)	127	43	392

Net Income (loss)	$(1,280)	$(6,665)	$(2,762)	$(9,861)

Net Income (loss) per share - basic	$(0.06)	$(0.33)	$(0.13)	$(0.49)
Net Income (loss) per share - diluted	$(0.06)	$(0.33)	$(0.13)	$(0.49)
Weighted average shares outstanding - basic	20,643	20,031	20,558	19,927
Weighted average shares outstanding - diluted	20,643	20,031	20,558	19,927

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Mar. 29, 2013	Sep. 28, 2013
ASSETS
Cash	$12,914	$17,768
Accounts receivable, net	18,825	18,604
Inventories	29,866	31,984
Other current assets	2,948	2,829

Total current assets	64,553	71,185
Property, plant and equipment, net	2,948	3,554
Intangible assets, net	270	565
Other assets	10,081	6,580

	$77,852	$81,884

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	13,463	11,686
Current portion of capital leases	759	449
Deferred revenue	1,619	1,659
Other current liabilities	12,073	15,915

Total current liabilities	27,914	29,709
Long-term portion of capital leases	807	545
Other long-term liabilities	4,674	5,111

Total liabilities	33,395	35,365
Common stock	185,532	184,556
Retained earnings (deficit)	(137,718)	(134,751)
Accumulated other comprehensive loss	(3,357)	(3,286)

Total shareholders’ equity	44,457	46,519

	$77,852	$81,884

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Mar. 29, 2013	Mar. 30, 2012
Gross Profit:
GAAP Gross Profit	8,012	7,207

Share-based compensation	28	23

Total Non-GAAP adjustments	28	23

NON-GAAP GROSS PROFIT	8,040	7,230

NON-GAAP GROSS PROFIT PERCENTAGE	20.4%	19.3%

Research and Development:
GAAP research and development expense	1,828	2,767

Share-based compensation	(35)	(24)

Total Non-GAAP adjustments	(35)	(24)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	1,793	2,743

Sales and Marketing:
GAAP sales and marketing expense	5,044	6,706

Share-based compensation	(82)	(30)

Total Non-GAAP adjustments	(82)	(30)

NON-GAAP SALES AND MARKETING EXPENSE	4,962	6,676

General and Administrative:
GAAP General and Administrative Expense	2,913	3,701
Share-based compensation	(279)	(294)

Total Non-GAAP adjustments	(279)	(294)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	2,634	3,407

Operating Expenses:
GAAP Total Operating Expenses	9,756	13,867
Share-based compensation	(396)	(348)
Amortization of intangible assets	(148)	(175)
Restructuring charges	—	(518)
Loss (gain) on sale of assets	177	—

Total Non-GAAP adjustments	(367)	(1,041)

NON-GAAP TOTAL OPERATING EXPENSES	9,389	12,826

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Mar. 29, 2013	Mar. 30, 2012
Income (Loss) from Operations:
GAAP income (loss) from operations	(1,744)	(6,660)
Share-based compensation	424	371
Amortization of intangible assets	148	175
Restructuring charges	—	518
Loss (gain) on sale of assets	(177)	—

Total Non-GAAP adjustments	395	1,064

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(1,349)	(5,596)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(1,420)	(6,538)
Share-based compensation	424	371
Amortization of intangible assets	148	175
Restructuring charges	—	518
Loss (gain) on sale of assets	(177)	—
Foreign exchange, net	(95)	163

Total Non-GAAP adjustments	300	1,227

NON-GAAP INCOME (LOSS) BEFORE TAXES	(1,120)	(5,311)

Depreciation	374	525

NON-GAAP EBITDA	(746)	(4,786)

Net Income (Loss):
GAAP Net Income (loss)	(1,280)	(6,665)
Share-based compensation	424	371
Amortization of intangible assets	148	175
Restructuring charges	—	518
Loss (gain) on sale of assets	(177)	—
Foreign exchange, net	(95)	163
Income tax effect of reconciling items	280	2,119

Total Non-GAAP adjustments	580	3,346

NON-GAAP NET INCOME (LOSS)	(700)	(3,319)

GAAP weighted average shares outstanding—basic	20,643	20,031
NON-GAAP weighted average shares outstanding—diluted	20,643	20,031
GAAP Net Income (Loss) per share—basic	$(0.06)	$(0.33)
Non-GAAP adjustments detailed above	0.03	0.16
NON-GAAP NET INCOME PER SHARE (basic)	$(0.03)	$(0.17)
GAAP Net Income (Loss) per share—diluted	$(0.06)	$(0.33)
Non-GAAP adjustments detailed above	0.03	0.16
NON-GAAP NET INCOME PER SHARE (diluted)	$(0.03)	$(0.17)

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the six months ended
	Mar. 29, 2013	Mar. 30, 2012
Gross Profit:
GAAP Gross Profit	19,021	17,718

Share-based compensation	53	36

Total Non-GAAP adjustments	53	36

NON-GAAP GROSS PROFIT	19,074	17,754

NON-GAAP GROSS PROFIT PERCENTAGE	22.8%	20.8%

Research and Development:
GAAP research and development expense	3,855	5,486

Share-based compensation	(82)	(63)

Total Non-GAAP adjustments	(82)	(63)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	3,773	5,423

Sales and Marketing:
GAAP sales and marketing expense	10,104	13,643

Share-based compensation	(151)	(55)

Total Non-GAAP adjustments	(151)	(55)

NON-GAAP SALES AND MARKETING EXPENSE	9,953	13,588

General and Administrative:
GAAP General and Administrative Expense	6,326	7,780
Share-based compensation	(583)	(499)

Total Non-GAAP adjustments	(583)	(499)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	5,743	7,281

Operating Expenses:
GAAP Total Operating Expenses	22,088	27,777
Share-based compensation	(816)	(617)
Amortization of intangible assets	(295)	(350)
Restructuring charges	(194)	(518)
Loss (gain) on sale of assets	(1,314)	—

Total Non-GAAP adjustments	(2,619)	(1,485)

NON-GAAP TOTAL OPERATING EXPENSES	19,469	26,292

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the six months ended
	Mar. 29, 2013	Mar. 30, 2012
Income (Loss) from Operations:
GAAP income (loss) from operations	(3,067)	(10,059)
Share-based compensation	869	653
Amortization of intangible assets	295	350
Restructuring charges	194	518
Loss (gain) on sale of assets	1,314	—

Total Non-GAAP adjustments	2,672	1,521

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(395)	(8,538)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(2,719)	(9,469)
Share-based compensation	869	653
Amortization of intangible assets	295	350
Restructuring charges	194	518
Loss (gain) on sale of assets	1,314
Foreign exchange, net	13	(263)

Total Non-GAAP adjustments	2,685	1,258

NON-GAAP INCOME (LOSS) BEFORE TAXES	(34)	(8,211)

Depreciation	685	1,089

NON-GAAP EBITDA	651	(7,122)

Net Income (Loss):
GAAP Net Income (loss)	(2,762)	(9,861)
Share-based compensation	869	653
Amortization of intangible assets	295	350
Restructuring charges	194	518
Loss (gain) on sale of assets	1,314	—
Foreign exchange, net	13	(263)
Income tax effect of reconciling items	56	3,471

Total Non-GAAP adjustments	2,741	4,729

NON-GAAP NET INCOME (LOSS)	(21)	(5,132)

GAAP weighted average shares outstanding—basic	20,558	19,927
NON-GAAP weighted average shares outstanding—diluted	20,558	19,927
GAAP Net Income (Loss) per share—basic	$(0.13)	$(0.49)
Non-GAAP adjustments detailed above	0.13	0.23
NON-GAAP NET INCOME PER SHARE (basic)	$0.00	$(0.26)
GAAP Net Income (Loss) per share—diluted	$(0.13)	$(0.49)
Non-GAAP adjustments detailed above	0.13	0.23
NON-GAAP NET INCOME PER SHARE (diluted)	$0.00	$(0.26)

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Three months ended			% Change
	Mar. 29, 2013	Mar. 30, 2012	Dec. 28, 2012	vs. Prior Year	vs. Prior Quarter
Digital Signage Sales	$13.4	$7.5	$16.9	80%	-21%
Commercial & Industrial Sales	26.0	30.1	27.3	-14%	-5%
Desktop Monitors	9.0	9.3	8.7	-3%	3%
Rear Projection Cubes	6.3	5.4	6.1	17%	3%
Touch Monitors	5.3	3.6	4.9	51%	8%
High-end Home	2.5	3.2	3.0	-24%	-17%
Custom Commercial & Industrial	2.6	2.7	2.0	-3%	30%
Electroluminescent(1)	—	5.2	2.3	-100%	-100%
Other	0.3	0.7	0.3	-68%	0%

Total Sales	$39.4	$37.6	$44.2	5%	-11%

Electroluminescent(1)	0.0	5.2	2.3	-100%	-100%

Total Sales without Electroluminescent	$39.4	$32.4	$41.9	22%	-6%

(1)	In the first quarter of 2013, the Company sold the assets and liabilities related to the Electroluminescent product line.

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Six months ended		% Change vs. Prior Year
	Mar. 29, 2013	Mar. 30, 2012
Digital Signage Sales	$30.3	$18.4	65%
Commercial & Industrial Sales	53.3	66.9	-20%
Desktop Monitors	17.7	18.9	-6%
Rear Projection Cubes	12.4	14.4	-14%
Touch Monitors	10.2	7.1	45%
High-end Home	5.5	8.5	-36%
Custom Commercial & Industrial	4.6	5.7	-19%
Electroluminescent(1)	2.3	10.9	-79%
Other	0.6	1.4	-59%

Total Sales	$83.6	$85.3	-2%

Electroluminescent(1)	2.3	10.9	-79%

Total Sales without Electroluminescent	$81.3	$74.4	9%

(1)	In the first quarter of 2013, the Company sold the assets and liabilities related to the Electroluminescent product line.